                                                                 EXHIBIT (23)(A)
                        CONSENT OF KPMG PEAT MARWICK LLP
BOARD OF DIRECTORS
FIRST UNION CORPORATION
     We consent to the incorporation by reference in this Registration Statement on Form S-3 of First Union Corporation of our report on the consolidated financial statements as of December 31, 1993 and 1992 and for each of the years in the three-year period ended December 31, 1993 included in First Union Corporation's Annual Report on Form 10-K for the year ended December 31, 1993 and to the reference to our firm under the heading "Experts" in the Prospectus.
                                          KPMG PEAT MARWICK LLP
Charlotte, North Carolina
January 13 1995